Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Second Quarter 2019 Operating Results

Three Month Results

•	Net revenue increased 6.9% to $448.7 million

•	Net income increased $18.0 million to $118.4 million

•	Adjusted EBITDA increased 6.2% to $207.9 million

Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 2.4%

•	Acquisition-adjusted EBITDA increased 2.1%

Baton Rouge, LA – Wednesday, August 7, 2019 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2019.

“While June finished up a little softer than we anticipated, we are seeing stronger pacings in the back half of 2019 and are maintaining our previously provided guidance for full year AFFO per share,” said CEO Sean Reilly. “In addition, the acquisition pipeline remains robust with over $200 million in outdoor assets purchased so far this year.”

Second Quarter Highlights

•	Local revenue increased 4.3%

•	Same unit digital revenue increased 4.3%

•	AFFO increased 2.4%

•	Diluted AFFO per share increased 1.3%

Second Quarter Results

Lamar reported net revenues of $448.7 million for the second quarter of 2019 versus $419.8 million for the second quarter of 2018, a 6.9% increase. Operating income for the second quarter of 2019 increased $8.4 million to $144.1 million as compared to $135.7 million for the same period in 2018. Lamar recognized net income of $118.4 million for the second quarter of 2019 compared to net income of $100.4 million for same period in 2018. Net income per diluted share was $1.18 and $1.02 for the three months ended June 30, 2019 and 2018, respectively.

Adjusted EBITDA for the second quarter of 2019 was $207.9 million versus $195.8 million for the second quarter of 2018, an increase of 6.2%.

Cash flow provided by operating activities was $176.3 million for the three months ended June 30, 2019, an increase of $1.3 million as compared to the same period in 2018. Free cash flow for the second quarter of 2019 remained consistent with the same period in 2018 at $132.9 million.

For the second quarter of 2019, Funds From Operations, or FFO, was $159.3 million versus $150.9 million for the same period in 2018, an increase of 5.5%. Adjusted Funds From Operations, or AFFO, for the second quarter of 2019 was $154.1 million compared to $150.5 million for the same period in 2018, an increase of 2.4%. Diluted AFFO per share increased 1.3% to $1.54 for the three months ended June 30, 2019 as compared to $1.52 for the same period in 2018.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the second quarter of 2019 increased 2.4% over Acquisition-adjusted net revenue for the second quarter of 2018. Acquisition-adjusted EBITDA for the second quarter of 2019 increased 2.1% as compared to Acquisition-adjusted EBITDA for the second quarter of 2018. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2018 period for acquisitions and divestitures for the same time frame as actually owned in the 2019 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Six Months Results

Lamar reported net revenues of $833.2 million for the six months ended June 30, 2019 versus $780.8 million for the same period in 2018, a 6.7% increase. Operating income for the six months ended June 30, 2019 was $234.9 million as compared to $201.6 million for the same period in 2018. Lamar recognized net income of $169.6 million for the six months ended June 30, 2019 as compared to net income of $115.5 million for the same period in 2018. Net income per diluted share increased to $1.69 for the six months ended June 30, 2019 as compared to $1.17 for the same period in 2018. In addition, Adjusted EBITDA for the six months ended June 30, 2019 was $354.1 million versus $334.7 million for the same period in 2018, a 5.8% increase.

Cash flow provided by operating activities increased to $237.0 million for the six months ended June 30, 2019, as compared to $215.8 million in the same period in 2018. Free cash flow for the six months ended June 30, 2019 increased 0.6% to $215.6 million as compared to $214.3 million for the same period in 2018.

For the six months ended June 30, 2019, FFO was $264.3 million versus $229.6 million for the same period in 2018, a 15.1% increase. AFFO for the six months ended June 30, 2019 was $253.0 million compared to $246.9 million for the same period in 2018, a 2.5% increase. Diluted AFFO per share increased to $2.53 for the six months ended June 30, 2019, as compared to $2.50 in the same period in 2018, an increase of 1.2%.

Liquidity

As of June 30, 2019, Lamar had $429.2 million in total liquidity that consisted of $411.9 million available for borrowing under its revolving senior credit facility and approximately $17.3 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2018, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures. Our Non-GAAP financial measures are determined as follows:

•

We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases.

•

Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) impact of ASC 842 adoption; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by Weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO and Diluted AFFO per share each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income and Acquisition-Adjusted Results to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, August 7, 2019 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871

Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059

Passcode:	30864334
Available through Wednesday, August 14, 2019 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Wednesday, August 14, 2019 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000 bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,400 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net revenues	$448,742	$419,800	$833,199	$780,826

Operating expenses (income)
Direct advertising expenses	148,990	140,784	293,234	279,077
General and administrative expenses	75,687	67,435	153,199	135,520
Corporate expenses	16,130	15,791	32,707	31,504
Stock-based compensation	5,273	6,607	7,506	14,121
Impact of ASC 842 adoption (lease accounting standard)	(2,600)	—	(6,374)	—
Depreciation and amortization	61,693	55,322	123,199	112,162
(Gain) loss on disposition of assets	(537)	(1,843)	(5,161)	6,858

	304,636	284,096	598,310	579,242

Operating income	144,106	135,704	234,889	201,584
Other expense (income)
Loss on extinguishment of debt	—	—	—	15,429
Interest income	(232)	(132)	(385)	(156)
Interest expense	38,322	31,892	75,917	65,471

	38,090	31,760	75,532	80,744

Income before income tax expense	106,016	103,944	159,357	120,840
Income tax (benefit) expense	(12,380)	3,513	(10,292)	5,357

Net income	118,396	100,431	169,649	115,483
Preferred stock dividends	91	91	182	182

Net income applicable to common stock	$118,305	$100,340	$169,467	$115,301

Earnings per share:
Basic earnings per share	$1.18	$1.02	$1.70	$1.17

Diluted earnings per share	$1.18	$1.02	$1.69	$1.17

Weighted average common shares outstanding:
- basic	100,012,827	98,532,110	99,862,452	98,417,467
- diluted	100,222,082	98,834,588	100,058,054	98,725,475
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$207,935	$195,790	$354,059	$334,725
Interest, net	(36,752)	(30,554)	(72,862)	(62,867)
Current tax expense	(3,533)	(2,989)	(4,829)	(4,920)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(34,609)	(29,221)	(60,560)	(52,473)

Free Cash Flow	$132,950	$132,935	$215,626	$214,283

OTHER DATA (continued):

	June 30,	December 31,
Selected Balance Sheet Data:	2019	2018
Cash and cash equivalents	$17,254	$21,494
Working capital (deficit)	$(302,316)	$(91,366)
Total assets	$5,799,165	$4,544,641
Total debt, net of deferred financing costs (including current maturities)	$2,972,502	$2,888,688
Total stockholders’ equity	$1,139,295	$1,131,784

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Selected Cash Flow Data:
Cash flows provided by operating activities	$176,323	$175,012	$237,049	$215,784
Cash flows used in investing activities	$46,070	$32,569	$137,145	$61,422
Cash flows used in financing activities	$145,930	$132,515	$104,347	$249,562

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$176,323	$175,012	$237,049	$215,784
Changes in operating assets and liabilities	(3,819)	(11,031)	50,350	55,094
Total capital expenditures	(34,609)	(29,221)	(60,560)	(52,473)
Preferred stock dividends	(91)	(91)	(182)	(182)
Impact of ASC 842 adoption (lease accounting standard)	(2,600)	—	(6,374)	—
Other	(2,254)	(1,734)	(4,657)	(3,940)

Free cash flow	$132,950	$132,935	$215,626	$214,283

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$118,396	$100,431	$169,649	$115,483
Loss on extinguishment of debt	—	—	—	15,429
Interest income	(232)	(132)	(385)	(156)
Interest expense	38,322	31,892	75,917	65,471
Income tax (benefit) expense	(12,380)	3,513	(10,292)	5,357

Operating Income	144,106	135,704	234,889	201,584
Stock-based compensation	5,273	6,607	7,506	14,121
Impact of ASC 842 adoption (lease accounting standard)	(2,600)	—	(6,374)	—
Depreciation and amortization	61,693	55,322	123,199	112,162
(Gain) loss on disposition of assets	(537)	(1,843)	(5,161)	6,858

Adjusted EBITDA	$207,935	$195,790	$354,059	$334,725

Capital expenditure detail by category:
Billboards - traditional	$13,431	$8,420	$22,693	$15,207
Billboards - digital	14,418	11,815	26,037	20,117
Logo	2,492	2,653	3,904	5,105
Transit	617	368	1,796	740
Land and buildings	1,208	2,598	1,696	6,029
Operating equipment	2,443	3,367	4,434	5,275

Total capital expenditures	$34,609	$29,221	$60,560	$52,473

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,
	2019	2018	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$448,742	$419,800	6.9%
Acquisitions and divestitures	—	18,230

Acquisition-adjusted net revenue	$448,742	$438,030	2.4%
Reported direct advertising and G&A expenses (b)	$224,677	$208,219	7.9%
Acquisitions and divestitures	—	10,348

Acquisition-adjusted direct advertising and G&A expenses	$224,677	$218,567	2.8%
Outdoor operating income	$224,065	$211,581	5.9%
Acquisitions and divestitures	—	7,882

Acquisition-adjusted outdoor operating income	$224,065	$219,463	2.1%
Reported corporate expenses	$16,130	$15,791	2.1%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$16,130	$15,791	2.1%
Adjusted EBITDA	$207,935	$195,790	6.2%
Acquisitions and divestitures	—	7,882

Acquisition-adjusted EBITDA	$207,935	$203,672	2.1%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2018 for acquisitions and divestitures for the same time frame as actually owned in 2019.

(b)	Does not include a $2,600 reduction of expense due to impact of ASC 842 for lease accounting.

	Three months ended June 30,
	2019	2018
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$118,396	$100,431
Interest expense, net	38,090	31,760
Income tax (benefit) expense	(12,380)	3,513

Operating Income	144,106	135,704
Corporate expenses	16,130	15,791
Stock-based compensation	5,273	6,607
Impact of ASC 842 adoption (lease accounting standard)	(2,600)	—
Depreciation and amortization	61,693	55,322
Gain on disposition of assets	(537)	(1,843)

Outdoor Operating Income	$224,065	$211,581

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$118,396	$100,431	$169,649	$115,483
Depreciation and amortization related to real estate	58,178	52,184	116,178	105,909
(Gain) loss from disposition of real estate assets	(410)	(1,848)	(4,884)	7,845
Non-cash tax benefit for REIT converted assets	(17,031)	—	(17,031)	—
Adjustment for unconsolidated affiliates and non-controlling interest	156	147	354	342

Funds From Operations	$159,289	$150,914	$264,266	$229,579

Straight-line expense (income)	20	(680)	(216)	(957)
Impact of ASC 842 adoption (lease accounting standard)	(2,600)	—	(6,374)	—
Stock-based compensation expense	5,273	6,607	7,506	14,121
Non-cash portion of tax provision expense (benefit)	1,118	581	1,910	(441)
Non-real estate related depreciation and amortization	3,515	3,138	7,021	6,253
Amortization of deferred financing costs	1,338	1,206	2,670	2,448
Loss on extinguishment of debt	—	—	—	15,429
Capitalized expenditures—maintenance	(13,689)	(11,080)	(23,396)	(19,205)
Adjustment for unconsolidated affiliates and non-controlling interest	(156)	(147)	(354)	(342)

Adjusted Funds From Operations	$154,108	$150,539	$253,033	$246,885

Divided by weighted average diluted common shares outstanding	100,222,082	98,834,588	100,058,054	98,725,475

Diluted AFFO per share	$1.54	$1.52	$2.53	$2.50